As Filed with the Securities and Exchange Commission on December 16, 2016

Registration No. 333-215009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sandstorm Gold Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1041	Not Applicable
(Province or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1400, 400 Burrard Street

Vancouver, British Columbia, Canada V6C 3A6

(604) 689-0234

(Address and telephone number of registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jennifer Traub Cassels Brock & Blackwell LLP 2200 HSBC Building 885 West Georgia Street Vancouver, British Columbia Canada V6C 3E8 (604) 691-6100	John Koenigsknecht Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 1700 Chicago, Illinois 60602 (312) 269-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below).

	1.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing).

	2.	☐	Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than seven calendar days after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☒	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Base Shelf Prospectus

SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 16, 2016

SANDSTORM GOLD LTD.

U.S.$200,000,000

Common Shares

Warrants

Subscription Receipts

Units

This short form base shelf prospectus (this “Prospectus”) relates to the offering for sale from time to time (each, an “Offering”), during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of the securities of Sandstorm Gold Ltd. (“Sandstorm Gold” or the “Corporation”) listed above (the “Securities”) in one or more series or issuances, with a total offering price of such Securities, in the aggregate, of up to U.S.$200,000,000 (or the equivalent thereof in other currencies). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

We are permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. We prepare our financial statements, which are incorporated by reference herein, in United States dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and they are subject to, (i) Canadian auditing and auditor independence standards, and (ii) Public Company Accounting Oversight Board auditing and independence standards. As a result, they may not be comparable to financial statements of United States companies.

Owning Securities may subject you to tax consequences both in Canada and the United States. Such tax consequences, including for investors who are resident in, or citizens of, the United States and Canada, are not described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular Offering and consult your own tax advisor with respect to your own particular circumstances.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR CANADIAN SECURITIES REGULATOR, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus

Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities. The Corporation may offer and sell Securities through underwriters or dealers, directly or through agents designated by the Corporation from time to time at amounts and prices and other terms determined by the Corporation. A Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the Offering and will set forth the terms of the Offering, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the distribution. In connection with any Offering (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may, subject to applicable law, over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at levels other than that which might otherwise exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”. No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Investing in the Securities is speculative and involves certain risks. The risks outlined in this Prospectus and in the documents incorporated by reference herein and in the applicable Prospectus Supplement should be carefully reviewed and considered by prospective investors. See “Risk Factors”.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Corporation is incorporated in Canada, most of the officers and directors and some of the experts named in this Prospectus are not residents of the United States, and many of our assets and all or a substantial portion of the assets of such persons are located outside of the United States. See “Enforceability of Certain Civil Liabilities”.

Mr. Andrew T. Swarthout and Mary L. Little, each a director of the Corporation, reside outside of Canada. Mr. Swarthout and Ms. Little have each appointed Cassels Brock & Blackwell LLP, Suite 2200, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8 as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

We have filed an undertaking with the British Columbia Securities Commission (the “BCSC”) that we will not distribute in the local jurisdiction under this Prospectus specified derivatives that, at the time of distribution, are novel without pre-clearing with the BCSC the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such securities.

The common shares (the “Common Shares”) of the Corporation are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “SSL” and on the NYSE MKT LLC (the “NYSE MKT”) under the symbol “SAND”. On December 15, 2016, the last trading day before the date hereof, the closing price of the Common Shares on the TSX was $4.49 and the closing price of the Common Shares on the NYSE MKT was U.S.$3.38. Unless otherwise specified in the applicable Prospectus Supplement, there is no existing trading market through which the warrants (the “Warrants”), (unless such Warrants are issued under the Corporation’s existing indentures for listed warrants), subscription receipts (the “Subscription Receipts”) or units (the “Units”) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The Corporation’s head and registered office is located at Suite 1400, 400 Burrard Street, Vancouver, British Columbia, V6C 3A6.

The Offering amount in this Prospectus is in United States dollars. All other currency amounts in this Prospectus are expressed in Canadian dollars, unless otherwise indicated. References to U.S.$ are to United States dollars.

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Sandstorm Gold” or the “Corporation”, refer to Sandstorm Gold Ltd. together with our subsidiaries.

This Prospectus is part of a registration statement on Form F-10 relating to the Securities that we have filed with the SEC. Under the registration statement, we may, from time to time, offer any combination of the Securities described in this Prospectus in one or more Offerings of up to an aggregate principal amount of U.S.$200,000,000 (or the equivalent in other currencies). This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that Offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

You should rely only on the information contained or incorporated by reference in this Prospectus and on the other information included in the registration statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the dates on the front of these documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery or of any sale of the Securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

FINANCIAL INFORMATION AND CURRENCY

The financial statements of the Corporation incorporated by reference in this Prospectus have been prepared in accordance with IFRS and are reported in United States dollars.

The Offering amount in this Prospectus is in United States dollars. All currency amounts in this Prospectus are expressed in Canadian dollars, unless otherwise indicated. References to “U.S.$” are to United States dollars.

The following table sets forth (i) the noon rates of exchange for the U.S. dollar, expressed in Canadian dollars in effect at the end of each of the periods indicated; (ii) the average of the noon exchange rates in effect during each period; and (iii) the high and low noon exchange rates during each period, in each case, as identified or calculated from the Bank of Canada noon rate in effect on each trading day during the relevant period. These rates are set forth as Canadian dollars per U.S.$1.00.

	Year Ended December 31
	2015	2014	2013
High for period	$1.3990	$1.1643	$1.0697
Low for period	1.1728	1.0614	0.9839
Average for period	1.2787	1.1045	1.0299
Rate at end of period	1.3840	1.1601	1.0636

	Nine Months Ended September 30,
	2016	2015
High for period	$1.4589	$1.3413
Low for period	1.2544	1.1728
Average for period	1.3218	1.2600
Rate at end of period	1.3117	1.3394

On December 15, 2016, the noon spot rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was U.S.$1.00 = $1.3397.

CAUTIONARY NOTE FOR UNITED STATES INVESTORS

We are permitted under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus, including the documents incorporated by reference and any Prospectus Supplement, in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. We prepare our financial statements, which are incorporated by reference herein, in United States dollars and in accordance with IFRS, and they are subject to, (i) Canadian auditing and auditor independence standards, and (ii) Public Company Accounting Oversight Board auditing and independence standards. As a result, they may not be comparable to financial statements of United States companies.

Technical disclosure in this Prospectus and the documents incorporated herein by reference has not been prepared in accordance with the requirements of U.S. securities laws. Without limiting the foregoing, such technical disclosure uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all Mineral Reserve and Mineral Resource estimates contained in the technical disclosure have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and Mineral Reserve and Mineral Resource information contained or incorporated by reference in this Prospectus may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made and volumes that are not “reserves” should not be disclosed. Among other things, all necessary permits would be required to be in hand or issuance would be expected imminently in order to classify mineralized material as reserves under the SEC standards. Accordingly, Mineral Reserve and Mineral Resource estimates included in the documents incorporated herein by reference may not qualify as “reserves” under SEC standards. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “Measured Mineral Resources”, “Indicated Mineral Resources” or “Inferred Mineral Resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC.

U.S. investors should also understand that “Inferred Mineral Resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an “Inferred Mineral Resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “Inferred Mineral Resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “Inferred Mineral Resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. In addition, the definitions of “Proven Mineral Reserves” and “Probable Mineral Reserves” under reporting standards in Canada differ in certain respects from the standards of the SEC. Accordingly, information concerning mineral deposits set forth in this Prospectus and the documents incorporated herein by reference may not be comparable with information made public by companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation amalgamated and existing under the laws of the Province of British Columbia. Most of our officers and directors and some of the experts named in this Prospectus are not residents of the United States, and many of our assets and all or a substantial portion of assets of such persons are located outside of the United States. Sandstorm Gold has appointed an agent for service of process in the United States, but it may be difficult for United States investors to effect service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon Sandstorm Gold’s civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or “blue sky” laws of any state within the United States.

Sandstorm Gold has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. Sandstorm Gold has also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with the registration statement on Form F-10 relating to this Prospectus, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed C T Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of the Securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the Securities of which this Prospectus form a part (the “Registration Statement”). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are required in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and the exhibits thereto for further information with respect to us and the Securities.

We are required to file with the various securities commissions or similar authorities in each of the applicable provinces and territories of Canada, annual and quarterly reports, material change reports and other information. We are also an SEC registrant subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file with, or furnish to, the SEC certain reports and other information. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those in the United States. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact them at www.sec.gov for further information on the public reference room and copying charges.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation. Forward-looking information is provided as of the date of this Prospectus and the Corporation does not intend, and does not assume any obligation, to update this forward-looking information, except as required by law.

Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. Forward-looking information is based on reasonable assumptions that have been made by Sandstorm Gold as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual actions, events or results to be materially different from those expressed or implied by such forward-looking information, including but not limited to: the impact of general business and economic conditions; the absence of control over mining operations from which Sandstorm Gold will purchase gold and other metals or from which it will receive royalty payments and risks related to those mining operations, including risks related to international operations, government and environmental regulation, delays in mine construction and operations, actual results of mining and current exploration activities, conclusions of economic evaluations and changes in project parameters as plans continue to be refined; problems inherent to the marketability of gold and other metals; industry conditions, including fluctuations in the price of the primary commodities mined at such operations, fluctuations in foreign exchange rates and fluctuations in interest rates; government entities interpreting existing tax legislation or enacting new tax legislation in a way which adversely affects Sandstorm Gold; stock market volatility; competition; as well as those factors discussed in the section entitled “Risk Factors” in its annual information form dated March 30, 2016 and incorporated by reference herein.

Forward-looking information in this Prospectus, or incorporated by reference herein, includes, among other things, disclosure regarding: Sandstorm Gold’s existing 133 gold streams and royalties, of which 21 of the underlying mines are producing, as well as its future outlook and Mineral Resource and Mineral Reserve estimates for each of the Santa Elena mine, the Chapada mine and the Diavik mine, and production and cost estimates. Documents incorporated by reference, such as the annual information form dated March 30, 2016, the audited consolidated annual financial statements of the Corporation as at, and for the years ended, December 31, 2015 and 2014 and related management’s discussion and analysis as well as the unaudited condensed consolidated interim financial report of the Corporation as at September 30, 2016, and for the three and nine months ended September 30, 2016 and 2015 and related management’s discussion and analysis, include forward-looking information with respect to, among other things, the Corporation’s corporate development and strategy.

Forward-looking information is based on assumptions management believes to be reasonable, including but not limited to the continued operation of the mining operations from which Sandstorm Gold will purchase gold and other metals, or from which it will receive royalty payments, no material adverse change in the market price of commodities, that the mining operations will operate in accordance with their public statements and achieve their stated production outcomes, and such other assumptions and factors as set out therein.

Although Sandstorm Gold has attempted to identify important factors that could cause actual actions, events or results to differ materially from those contained in forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such information will prove to be accurate, as future actions and events and actual results could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Sandstorm Gold Ltd. at Suite 1400, 400 Burrard Street, Vancouver, British Columbia, V6C 3A6, telephone (604) 628-1107, and are also available electronically at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov. The filings of the Corporation through the System for Electronic Document Analysis and Retrieval (“SEDAR”) and through EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada, except the Province of Québec, and in the Northwest Territories are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form (the “Annual Information Form”) of the Corporation dated March 30, 2016 for the financial year ended December 31, 2015;

(b)

the audited consolidated annual financial statements of the Corporation as at, and for the years ended December 31, 2015 and 2014, together with the report of the independent registered public accounting firm thereon and the notes thereto;

(c)	amended management’s discussion and analysis for the year ended December 31, 2015;

(d)

the unaudited condensed consolidated interim financial report of the Corporation as at September 30, 2016, and for the three and nine months ended September 30, 2016 and 2015, together with the notes thereto;

(e)	management’s discussion and analysis for the three and nine months ended September 30, 2016;

(f)	the management information circular of the Corporation dated April 20, 2016 prepared in connection with the annual and special meeting of shareholders of the Corporation held on June 8, 2016; and

(g)	the material change report of the Corporation dated July 6, 2016 with respect to the 2016 Offering (as defined herein) for aggregate gross proceeds of U.S.$57.5 million.

Any document of the type referred to item 11.1 of Form 44-101F1 Short Form Prospectus under National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Administrators filed by the Corporation with any securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada during the period that this Prospectus is effective shall be deemed to be incorporated by reference in this Prospectus. These documents are available on SEDAR, which can be accessed at www.sedar.com. In addition, any document filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly provided in such report).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute a part of this Prospectus.

Upon a new annual information form and the related annual consolidated financial statements being filed by us with the appropriate securities regulatory authorities during the currency of this Prospectus, the previous Annual Information Form, audited consolidated annual financial statements and all unaudited condensed consolidated interim financial reports, material change reports, and all Prospectus Supplements filed by us prior to the commencement of our fiscal year in which the new annual information form and the related annual consolidated financial statements is filed will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers of Securities hereunder. Upon a management information circular in connection with an annual meeting being filed by us with the appropriate securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual meeting (unless such management information circular also related to a special meeting) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers of Securities hereunder.

A Prospectus Supplement containing the specific terms of any Offering of Securities will be delivered to purchasers of Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the Offering to which that Prospectus Supplement pertains.

TECHNICAL AND THIRD PARTY INFORMATION

Except where otherwise stated, the disclosure in the documents incorporated by reference, relating to properties and operations on the properties in which the Corporation holds royalty, stream or other interests, including the disclosure included in the sections entitled “General Description of Business”, “Description of the Business” and “Technical Information” in the Corporation’s Annual Information Form, is based on information publicly disclosed by the owners or operators of these properties and information/data available in the public domain as at the date hereof or as of the date of (or as specified in) the document incorporated by reference herein, as applicable, and none of this information has been independently verified by the Corporation. Specifically, as a royalty or stream holder, the Corporation has limited, if any, access to properties included in its asset portfolio. Additionally, the Corporation may from time to time receive operating information from the owners and operators of the properties, which it is not permitted to disclose to the public. The Corporation is dependent on, (i) the operators of the properties and their qualified persons to provide information to the Corporation, or (ii) on publicly available information to prepare disclosure pertaining to properties and operations on the properties on which the Corporation holds royalty, stream or other interests, and generally has limited or no ability to independently verify such information. Although the Corporation does not have any knowledge that such information may not be accurate, there can be no assurance that such third party information is complete or accurate. Some information publicly reported by operators may relate to a larger property than the area covered by the Corporation’s royalty, stream or other interest. The Corporation’s royalty, stream or other interests often cover less than 100% and sometimes only a portion of the publicly reported mineral reserves, mineral resources and production of a property.

Except where otherwise noted, the disclosure in the documents incorporated by reference herein relating to mineral reserve and mineral resource statements for individual properties is made as at December 31, 2015. In addition, numerical information presented in the documents incorporated by reference herein which has been derived from information publicly disclosed by owners or operators may have been rounded by the Corporation and, therefore, there may be some inconsistencies within the documents incorporated by reference herein with respect to significant digits presented in the information publicly disclosed by owners or operators.

The Corporation considers its stream interests in the Santa Elena mine, the Chapada mine and the Diavik mine to be its only material mineral properties for the purposes of NI 43-101. Information incorporated by reference herein with respect to each of the Santa Elena mine, the Chapada mine and the Diavik mine has been prepared in accordance with the exemption set forth in section 9.2 of NI 43-101.

Unless otherwise noted, the disclosure contained in the documents incorporated herein by reference of a scientific or technical nature for the Santa Elena mine is based on (i) the technical report entitled “Update to Santa Elena Pre-Feasibility Study, Sonora, Mexico” dated March 31, 2015, and having an effective date of December 31, 2014, which technical report was prepared for SilverCrest Mines Inc. (now First Majestic Silver Corp. (“First Majestic”)), and filed under First Majestic’s SEDAR profile on October 1, 2015; and (ii) information that has been provided by First Majestic and/or has been sourced from their news releases with respect to the Santa Elena mine.

The technical and scientific information contained in the Annual Information Form relating to the Santa Elena mine was reviewed and approved in accordance with NI 43-101 by Ramon Mendoza Reyes, P. Eng., Vice President Technical Services for First Majestic, a qualified person under NI 43-101.

Unless otherwise noted, the disclosure contained in the documents incorporated herein by reference of a scientific or technical nature for the Chapada mine is based on (i) the technical report entitled “Technical Report on the Chapada Mine, Brazil” dated July 31, 2014, which technical report was prepared for Yamana Gold Inc. (“Yamana”), and filed under Yamana’s SEDAR profile on October 1, 2014; and (ii) information that has been provided by Yamana and/or has been sourced from their news releases with respect to the Chapada mine.

The technical and scientific information contained in the Annual Information Form relating to the Chapada mine was reviewed and approved in accordance with NI 43-101 by William Wulftange, P. Geo., Senior Vice President of Exploration of Yamana, a qualified person under NI 43-101.

Unless otherwise noted, the disclosure contained in the documents incorporated herein by reference of a scientific or technical nature for the Diavik mine is based on (i) the technical report entitled “Diavik Diamond Mine, Northwest Territories, Canada NI 43-101 Technical Report” dated March 25, 2015, and having an effective date of March 18, 2015, which technical report was prepared for Dominion Diamond Corporation (“Dominion”), and filed under Dominion’s SEDAR profile on March 24, 2015; and (ii) information that has been provided by Dominion and/or has been sourced from their news releases with respect to the Diavik mine.

The technical and scientific information contained in the documents incorporated by reference herein, not otherwise covered by any other named expert in the Interests of Experts section therein, including the technical and scientific information relating to the Diavik mine was reviewed and approved in accordance with NI 43-101 by Keith Laskowski, MSc., Vice President Technical Services for the Corporation, a qualified person under NI 43-101.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable (included on the signature page to the registration statement); (iii) the consent of Deloitte LLP; (iv) the consent of each expert or “qualified person” (for the purposes of NI 43-101) listed on the Exhibit Index of the registration statement; and (v) the consent of Canadian counsel, Cassels Brock & Blackwell LLP.

THE COMPANY

Sandstorm Gold is a non-operating gold streaming company which generates its revenue primarily from the sale of gold and other precious metals pursuant to purchase agreements (“Gold Streams”). Sandstorm Gold currently has a portfolio of 133 Gold Streams and net smelter return (“NSR”) and other royalty agreements, of which 21 of the underlying mines are producing.

Sandstorm Gold seeks to acquire Gold Streams and royalties from companies which have advanced stage development projects or operating mines. In return for making a one-time upfront payment to acquire a Gold Stream, Sandstorm Gold receives the right to purchase, at a fixed price per unit, a percentage of a mine’s production for the operating life of the asset. Sandstorm Gold is focused on acquiring Gold Streams and royalties on mines with low production costs, significant exploration potential and strong management teams.

A royalty is a payment to a royalty holder by a property owner or an operator of a property and is typically based on a percentage of the minerals or other products produced or the revenues or profits generated from the property. Royalties are not typically working interests in a property and, depending on the nature of a royalty interest and the laws applicable to it and the project, the royalty holder is generally not responsible for, and has no obligation to contribute additional funds for any purpose, including, but not limited to, operating or capital costs or environmental or reclamation liabilities. An NSR royalty is generally based on the value of production or net proceeds received by an operator from a smelter or refinery. These proceeds are usually subject to deductions or charges for transportation, insurance, smelting and refining costs as set out in the specific royalty agreement. For gold royalties, the deductions are generally minimal. NSR’s generally provide cash flow which is free of any operating or capital costs and environmental liabilities. A smaller percentage NSR in a project can effectively equate to the economic value of a larger percentage profit or working interest in the same project.

Gold Streams and royalties are an alternative to other more conventional forms of financing, including equity, convertible securities and debt financings which can be used to finance mineral projects. Sandstorm Gold competes directly with these other sources of capital to provide financing. Sandstorm Gold plans to grow and diversify its production profile through the acquisition of additional Gold Streams and royalties. There is no assurance, however, that any potential acquisitions will be successfully completed.

The documents incorporated by reference herein, including the Annual Information Form, contain further details regarding the business of Sandstorm Gold. See “Documents Incorporated by Reference”.

Recent Developments

Change in Auditor

Effective June 17, 2016, the Corporation changed auditors from Deloitte LLP to PricewaterhouseCoopers LLP.

Amendment to Credit Facility

On June 1, 2016, Sandstorm Gold amended its revolving credit facility originally entered into on January 12, 2012, as amended February 7, 2013, July 17, 2014 and October 27, 2015 (the “Revolving Facility”), extending the term to four years (maturing in July 2020). The Revolving Facility allows the Corporation to borrow up to U.S.$110 million for acquisition purposes, from a syndicate of Canadian banks. As part of the amendment, the Corporation improved its leverage ratio covenant such that it is now required to maintain a leverage ratio (defined as net debt divided by EBITDA) of less than or equal to 4.00:1 for calendar 2016 and calendar 2017; 3.50:1 for calendar 2018; and 2.75:1 for the remainder of the life of the Revolving Facility. As of the date hereof, the balance of the Revolving Facility is nil.

RISK FACTORS

An investment in our Securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any Prospectus Supplement and those set forth in documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, as well as other information in this Prospectus and any applicable Prospectus Supplement, before purchasing any of our Securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations and prospects.

CONSOLIDATED CAPITALIZATION

There has been no material change in the share and loan capital of the Corporation, on a consolidated basis, since September 30, 2016, the date of our most recently filed interim financial statements.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement, we currently expect to use the net proceeds from the sale of Securities offered hereby to finance future Gold Streams and the purchase of royalties and for working capital purposes. Any specific allocation of the net proceeds of an Offering to a specific purpose will be determined at the time of the Offering and will be described in the relevant Prospectus Supplement.

PLAN OF DISTRIBUTION

The Corporation may from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities.

We may sell the Securities through underwriters or dealers, directly to one or more purchasers or through agents. Each Prospectus Supplement, to the extent applicable, will describe the number and terms of the Securities to which such Prospectus Supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and our net proceeds. The Prospectus Supplement also will include any underwriting discounts or commissions and other items constituting underwriters’ compensation and will identify any securities exchanges on which the Securities may be listed.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price, at varied prices determined at the time of sale, or at negotiated prices, including sales in transactions that are deemed to be “at the market distributions” as defined in National Instrument 44-102 – Shelf Distributions, including sales made directly on the TSX, NYSE MKT or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the Offering of the Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with such Securities offered by that Prospectus Supplement.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an “at the market distribution” as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an Offering of Securities or effect any other transactions that are intended to stabilize the market price of our securities.

In connection with any Offering of Securities, other than an “at the market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF SECURITIES

Common Shares

The Corporation is authorized to issue an unlimited number of Common Shares. As of December 15, 2016, there were 152,311,273 Common Shares issued and outstanding.

Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Corporation’s board of directors at its discretion from funds legally available for the payment of dividends and upon the liquidation, dissolution or winding up of the Corporation are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

On May 16, 2014, the Corporation adopted a shareholder rights plan, pursuant to which its shareholders are entitled to one right for each Common Share held. Each right will entitle the holder to receive, upon payment of the exercise price of $100 per Common Share, that number of shares having an aggregate market price equal to twice the exercise price. The rights are not exercisable until the close of business on the tenth business day (or such later business day as determined by the board of directors) after the earliest of (i) the first date of public announcement or disclosure by the Corporation or an Acquiring Person (as defined below) of facts indicating that a person has become an Acquiring Person, (ii) the date of commencement of, or first public announcement or disclosure of the intention of any person to commence, a take-over bid; or (iii) the date upon which a permitted bid or competing permitted bid ceases to be a permitted bid or competing permitted bid, as applicable. An “Acquiring Person” is a person who is or becomes the beneficial owner of 20% or more of our outstanding Common Shares. The board of directors may waive the application of the shareholder rights plan when any person becomes an Acquiring Person.

Warrants

The Corporation may issue Warrants to purchase Common Shares. Warrants may be issued independently or together with other Securities and may be attached to or separate from those Securities. Warrants will be issued under one or more warrant indentures, including supplemental indentures to one of our existing warrant indentures, to be entered into by us and one or more banks or trust companies acting as warrant agent, to be named in the relevant Prospectus Supplement. A copy of any warrant indenture or supplemental warrant indenture relating to an offering of Warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The following description sets forth certain general terms and provisions of the Warrants and is not intended to be complete. You should read the particular terms of the Warrants that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant indenture and the Prospectus Supplement describing such warrant indenture. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Warrants being offered.

Any Prospectus Supplement relating to any Warrants the Corporation offers will describe the terms of the Warrants and include specific terms relating to their Offering. This description will include, where applicable:

•	the designation and aggregate number of Warrants and the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•

the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•

the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share, or (iii) the expiry of the Warrants;

•	whether we will issue fractional shares;

•	whether we have applied to list the Warrants or the underlying shares on a stock exchange;

•	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

•	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

Subscription Receipts

The Corporation may issue Subscription Receipts that will entitle holders to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Corporation and an escrow agent (the “Escrow Agent”), to be named in the relevant Prospectus Supplement, which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent. A copy of any Subscription Receipt Agreement will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. You should read the particular terms of the Subscription Receipts that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Subscription Receipts being offered.

General

Any Prospectus Supplement relating to any Subscription Receipts the Corporation offers will describe the terms of the Subscription Receipts and include specific terms relating to their Offering. All such terms will comply with the requirements of the TSX and the NYSE MKT relating to Subscription Receipts. This description will include, where applicable:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•

the designation, number and terms of the Common Shares, Warrants, Units or any combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•

the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants, Units or any combination thereof;

•	the procedures for the issuance and delivery of the Common Shares, Warrants, Units or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, Warrants, Units or any combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions;

•

if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any entitlement of the Corporation to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Corporation will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Corporation will issue the Subscription Receipts as bearer securities, registered securities or both;

•

provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or other securities of the Corporation, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Subscription Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Units or any combination thereof on satisfaction of the conditions provided in the Subscription Receipt Agreement, including the satisfaction of any cash payment provided in the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. The Common Shares, Warrants, Units or any combination thereof may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Rescission

The Subscription Receipt Agreement will also provide that any material misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Corporation may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will also describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or by a consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that the Corporation may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

The Corporation may issue Units consisting of one or more Common Shares, Warrants, Subscription Receipts, or any combination of such Securities. You should read the particular terms of the Units that are offered by us, which will be described in more detail in any applicable Prospectus Supplement.

Any Prospectus Supplement relating to any Units the Corporation offers will describe the terms of the Units and include specific terms relating to their Offering. This description will include, where applicable:

•	the designation and aggregate number of Units being offered and the price at which the Units will be offered;

•	the designation and terms of the Units and the applicable Securities included in the Units;

•	the description of the terms of any agreement governing the Units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the Units;

•	the date, if any, on and after which the Units may be transferable separately;

•	whether the Units will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Units;

•	how, for federal income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities; and

•	any other material terms or conditions of the Units.

The foregoing summary of certain of the principal provisions of the Securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable Prospectus Supplement under which any Securities are being offered.

PRIOR SALES

Information in respect of Common Shares that we issued within the previous 12 month period, and in respect of securities that are convertible or exchangeable into Common shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRICE RANGE AND TRADING VOLUMES

The Common Shares are listed and posted for trading on the TSX under the symbol “SSL” and on the NYSE MKT under the symbol “SAND”. In addition, each of the common share purchase warrants of the Corporation expiring September 7, 2017 and November 3, 2020 are listed and posted for trading on the TSX under the symbols “SSL.WT.B” and “SSL.WT”, respectively. Information in respect of trading price and volume of the Common Shares and listed warrants during the previous 12 month period will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities hereunder. The applicable prospectus supplement will also describe certain United States federal income tax consequences which may be applicable to a purchaser of Securities hereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, with respect to matters of Canadian law, and Neal, Gerber & Eisenberg LLP, with respect to matters of U.S. law.

INTEREST OF EXPERTS

Ramon Mendoza Reyes, P. Eng., Vice President Technical Services for First Majestic, a qualified person under NI 43-101, has reviewed and approved the scientific and technical disclosure relating to the Santa Elena mine contained in the Annual Information Form.

William Wulftange, P. Geo., Senior Vice President of Exploration of Yamana, a qualified person under NI 43-101, has reviewed and approved the scientific and technical disclosure relating to the Chapada mine contained in the Annual Information Form.

Keith Laskowski, MSc., Vice President Technical Services for the Corporation, a qualified person under NI 43-101, has reviewed and approved all scientific and technical disclosure contained in the documents incorporated by reference herein, not otherwise covered by any other named expert in the Interest of Experts section therein, including the scientific and technical disclosure relating to the Diavik mine contained in the Annual Information Form.

Each of the aforementioned firms or persons, other than Mr. Keith Laskowski, MSc., Vice President Technical Services for the Corporation, are independent of the Corporation and each held less than one percent of the outstanding securities of the Corporation or of any associate or affiliate of the Corporation at the time of preparation of the respective reports and/or at the time of the preparation of the technical information contained in this Prospectus or incorporated by reference herein and did not receive any direct or indirect interest in any securities of the Corporation or of any associate or affiliate of the Corporation. None of the aforementioned persons, other than Mr. Keith Laskowski, MSc. Vice President Technical Services for the Corporation, are currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associate or affiliate of the Corporation.

The partners and associates of Cassels Brock & Blackwell LLP, as a group, hold beneficially, directly or indirectly, less than 1% of any class of the Corporation’s securities.

Deloitte LLP, Chartered Professional Accountants, were the independent auditor of the Corporation until June 17, 2016 and were independent of the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 160 of the Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may do one or both of the following:

(a)	indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding (as defined below), pay the expenses (which includes costs, charges and expenses (including legal and other fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses: and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses, actually and reasonably incurred by an eligible party, as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the BCBCA, an “eligible party”, in relation to a company, means an individual who:

(a)	is or was a director or officer of the company;

(b)	is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the company, or at the request of the company; or

(c)	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible penalty” under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits a company from indemnifying an eligible party or paying the expenses of an eligible party if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interest of the company or the associated corporation, as the case may be; or

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or an associated corporation, the company must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, section 164 of the BCBCA provides that, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a)	order a company to indemnify an eligible party against any liabilities incurred by the eligible party in respect of an eligible proceeding;

(b)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d)	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under section 164; or

(e)	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Registrant’s articles provide that the Registrant must, subject to the BCBCA, (i) indemnify, and (ii) pay the expenses reasonably and actually incurred by, the directors and officers, former directors and officers, and alternate directors (and each of their respective heirs and personal or other legal representatives) of the Registrant or of any affiliate of the Registrant and that each director, alternate director and officer of the Registrant or any affiliate of the Registrant is deemed to have contracted with the Registrant on the above terms.

The Registrant’s articles further provide that the Company may, subject to any restrictions in the BCBCA, indemnify any other person and that the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Registrant; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (iii) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (iv) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1	Annual Information Form of the Registrant dated March 30, 2016 for the year ended December 31, 2015 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2015, as filed with the Commission on March 30, 2016).

4.2	Audited Consolidated Annual Financial Statements of the Registrant as at December 31, 2015 and 2014 and for each of the years ended December 31, 2015 and 2014, together with the report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to the Registrant’s Annual Report on Form 40-F/A for the fiscal year ended December 31, 2015, as filed with the Commission on December 7, 2016).

4.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant for the year ended December 31, 2015 (incorporated by reference to the Registrant’s Annual Report on Form 40-F/A for the fiscal year ended December 31, 2015 as filed with the Commission on December 7, 2016).

4.4	Unaudited Condensed Consolidated Interim Financial Statements of the Registrant as at September 30, 2016 and for each of the three and nine month periods ended September 30, 2016 and September 30, 2015, together with notes thereto (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, filed with the Commission on August 3, 2016).

4.5	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period ended September 30, 2016 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, filed with the Commission on November 9, 2016).

4.6	Management Information Circular of the Registrant dated April 20, 2016 prepared in connection with the annual meeting of shareholders of the Registrant held on June 8, 2016 (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K, furnished to the Commission on April 29, 2016).

4.7	Material Change Report of the Registrant dated July 6, 2016 with respect to the offering of the Registrant’s Common Shares for aggregate gross proceeds of U.S.$57.5 million (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on July 6, 2016).

5.1**	Consent of Deloitte LLP

5.2**	Consent of Cassels Brock & Blackwell LLP

5.3*	Consent of Ramon Mendoza Reyes

5.4*	Consent of William Wulftange

5.5*	Consent of Keith Laskowski

6.1*	Powers of Attorney (included in Part III of the initial filing of this Registration Statement on Form F-10)

*	Previously filed.
**	Filed herewith.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a) The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, country of Canada, on December 16, 2016.

SANDSTORM GOLD LTD.

By:	/s/ Nolan Watson
Nolan Watson President & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nolan Watson Nolan Watson	President, Chief Executive Officer and Director (principal executive officer)	December 16, 2016

/s/ Erfan Kazemi Erfan Kazemi	Chief Financial Officer (principal financial and accounting officer)	December 16, 2016

*	Chairman of the Board, Director	December 16, 2016
David E. De Witt

*	Director	December 16, 2016
David Awram

*	Director	December 16, 2016
John P.A. Budreski

*	Director	December 16, 2016
Andrew T. Swarthout

*	Director	December 16, 2016
Mary L. Little

*By:	/s/ Erfan Kazemi
Name:	Erfan Kazemi
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Sandstorm Gold Ltd. in the United States on December 16, 2016.

PUGLISI & ASSOCIATES (Authorized U.S. Representative)

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi Title: Managing Director

EXHIBIT INDEX

Exhibit	Description

4.1	Annual Information Form of the Registrant dated March 30, 2016 for the year ended December 31, 2015 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2015, as filed with the Commission on March 30, 2016).

4.2	Audited Consolidated Annual Financial Statements of the Registrant as at December 31, 2015 and 2014 and for each of the years ended December 31, 2015 and 2014, together with the report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to the Registrant’s Annual Report on Form 40-F/A for the fiscal year ended December 31, 2015, as filed with the Commission on December 7, 2016).

4.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant for the year ended December 31, 2015 (incorporated by reference to the Registrant’s Annual Report on Form 40-F/A for the fiscal year ended December 31, 2015 as filed with the Commission on December 7, 2016).

4.4	Unaudited Condensed Consolidated Interim Financial Statements of the Registrant as at September 30, 2016 and for each of the three and nine month periods ended September 30, 2016 and September 30, 2015, together with notes thereto (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, filed with the Commission on August 3, 2016).

4.5	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period ended September 30, 2016 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, filed with the Commission on November 9, 2016).

4.6	Management Information Circular of the Registrant dated April 20, 2016 prepared in connection with the annual meeting of shareholders of the Registrant held on June 8, 2016 (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K, furnished to the Commission on April 29, 2016).

4.7	Material Change Report of the Registrant dated July 6, 2016 with respect to the offering of the Registrant’s Common Shares for aggregate gross proceeds of U.S.$57.5 million (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on July 6, 2016).

5.1**	Consent of Deloitte LLP

5.2**	Consent of Cassels Brock & Blackwell LLP

5.3*	Consent of Ramon Mendoza Reyes

5.4*	Consent of William Wulftange

5.5*	Consent of Keith Laskowski

6.1*	Powers of Attorney (included in Part III of the initial filing of this Registration Statement on Form F-10)

*	Previously filed.
**	Filed herewith.